Exhibit 10.21

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

CUSTODY AGREEMENT

INFORMATION ABOUT US AND OUR SERVICES

WE ARE DELIGHTED TO OFFER YOU OUR CUSTODY SERVICE ON THE TERMS SET OUT IN THIS DOCUMENT. WE, MATRIX, ARE A LICENSED CUSTODY SERVICE PROVIDER THAT SEEKS TO SAFEGUARD AND PROTECT YOUR ASSETS THROUGH THE PROVISION OF OUR ONLINE SERVICE.

SUBJECT TO APPLICABLE LAW, OUR SERVICE COVERS A RANGE OF ASSETS INCLUDING DIGITAL ASSETS, FIAT CURRENCIES AND SECURITIES (BOTH DEBT AND EQUITY SECURITIES), WHICH WE APPROVE FROM TIME TO TIME, AS DESCRIBED MORE FULLY IN THIS DOCUMENT. WE ACT ON YOUR INSTRUCTIONS TO RECEIVE, HOLD, TRANSFER AND WITHDRAW YOUR ASSETS BASED ON YOUR NEEDS. THIS EFFECTIVELY ALLOWS YOU TO SAFEGUARD YOUR ASSETS UNTIL YOU WISH TO USE THEM - FOR EXAMPLE, FOR YOUR OWN INVESTMENT ACTIVITIES AND TRANSACTIONS.

WE LOOK FORWARD TO PROVIDING YOU OUR SERVICE.

PLEASE READ THIS DOCUMENT CAREFULLY AS IT CONTAINS IMPORTANT INFORMATION WHICH APPLIES TO YOUR DEALINGS WITH US. YOU SHOULD READ THIS DOCUMENT CAREFULLY AND KEEP IT FOR FUTURE REFERENCE.

CERTAIN RISKS RELATE TO THE SERVICES. MANY OF THESE ARE DESCRIBED ARE IN THE "RISK FACTORS" DOCUMENT] PROVIDED TO YOU SEPARATELY. PLEASE ENSURE THAT YOU READ AND UNDERSTAND THESE RISKS.

IF YOU HAVE ANY QUESTIONS ABOUT THIS DOCUMENT, OR IN THE EVENT OF ANY SERVICE DIFFICULTIES OR INTERRUPTIONS, PLEASE CONTACT US USING THE DETAILS BELOW OR VIA OUR WEBSITE AT https://www.mycactus.com.

Published by Matrix Trust Company Limited

Room 1703 OFFICEPLUS

303 Hennessy Road

Wanchai, Hong Kong China

Email: custodysupport@matrixport.com

Website: https://www.mycactus.com

GENERAL

This CUSTODY AGREEMENT (this "Agreement"), is made and entered into on 10 Feburary, 2021 (the "Execution Date"), by and between Matrix Trust Company Limited, with the registered office at Room 1703, OFFICEPLUS, 303 Hennessy Road, Wanchai, Hong Kong ("Matrix" or 'We"), and Bitdeer Technologies Limited ("Bitdeer''), with the registered office at Unit A1 of Unit A 11/F Success COMM BLDG 245-251 HENNESSY RD, HONG KONG & Straitdeer Pte. Ltd.. ("Straitdeer''), with the registered office at #09-03/04, Aperia Tower 1, 8 Kallang Avenue, Singapore 339509, ("Biteer" together with "Straitdeer'', the "Client or ''You"; the "Client" together with "Matrix", the "Parties", and each a "Party".

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties hereto agree as follows:

1	DEFINITIONS

"Affiliate" means any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

"AML/CTF" means anti-money laundering, counter-terrorist financing, Sanctions and non-proliferation of weapons of mass destruction.

"API" means the application programming interface that is made available by Matrix to the Client and that can be used to access the Service.

"Assets" means any assets, including Digital Assets that Matrix agrees to hold on trust for the Client pursuant to this Agreement.

"Authorized Person" means any person the Client authorizes (either alone or collectively) and Matrix approves to act on the Customer's behalf in giving instructions or to perform any other acts under this Agreement.

"Business Day" means a day that is not a (i) Saturday; (ii) Sunday; (iii) general holiday (as defined in the General Holidays Ordinance (Cap. 149 of the Laws of Hong Kong); or (iv) day on which a tropical cyclone No. 8 or above or a "black" rainstorm warning is hoisted in Hong Kong at any time between 9:00 am and 5:00 pm and, if hoisted before 11:59 am on that day, is not lifted before 12:00 pm on that day.

"Costs" includes costs, charges and expenses, including those incurred in connection with third parties and any legal costs on a full indemnity basis.

"Custody Account" means the record of the Assets that is accessible through our Custody System.

"Custody System" means Matrix's proprietary systems, methods, Software and hardware that are used by Matrix to custody Assets and deliver the Service.

"Digital Asset" means any asset that is (i) represented in digital form, and expressed as a unit; (ii) capable of being transferred, stored and traded on a peer-to-peer basis; and (iii) approved by Matrix from time to time on its Custody System. Digital Asset, as defined, does not include a Fiat Currency.

"Dispute" includes any dispute, controversy, difference or claim arising out of or in connection with this Agreement or the subject matter of this document.

"Fees" mean all sums (including fees, lump sum, rates and commission or otherwise), and whether denominated in Fiat Currency or Digital Assets, that are payable by the Client to Matrix in respect of the Service from time to time and as set out in the Fee Schedule.

"Fee Schedule" means Appendix I to this Agreement.

"Fiat Currency" means any asset that is (i) legal tender in a country or territory; and (ii) customarily used and accepted as a medium of exchange in its country or territory of issue.

"HKIAC" means the Hong Kong International Arbitration Centre.

"Hong Kong'' means the Hong Kong Special Administrative Region of the People's Republic of China.

"Instructions" means any notice, instruction, or other communication that Matrix believes in good faith has been given by the Client or the Client's Authorized Person, and "Instructs" is to be interpreted accordingly.

"Sanctions" means any economic sanctions laws, regulations, embargoes or restrictive measures imposed by the United Nations Security Council and/or Hong Kong.

"Service" means the custody service provided by Matrix in accordance with this agreement.

"Software" means the software (including the API as well as any files, images, tables and data incorporated in or generated by the software and data accompanying the software) used by Matrix in providing the Service.

"Taxes" means taxes, levies, imposts, charges and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the overall net income of Matrix.

2	INTERPRETATION

2.1	Headings are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this Agreement:

(i)	the singular includes the plural and vice versa;

(ii)	a reference to a document also includes any variation, replacement or novation of it;

(iii)	the meaning of general words is not limited by specific examples introduced by "including", "for example", "such as" or similar expressions;

(iv)	a reference to a particular person includes the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(v)	a reference to a time of day is a reference to Hong Kong time;

(vi)	a reference to dollars, $ or USD is a reference to United States dollars unless expressly dated otherwise;

(vii)	a reference to "law" includes common law, principles of equity and legislation (including regulations);

(viii)	a reference to any ordinance includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;

(ix)	a reference to "regulations" includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);

(x)	an agreement, representation or warranty in favour of 2 or more persons is for the benefit of them jointly and each of them individually;

(xi)	a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually;

(xii)	a reference to anything (including an amount) is a reference to the whole and each part of it;

(xiii)	a period of time starting from a given day or the day of an act or event, is to be calculated exclusive of that day;

(xiv)	a reference to a time of day is a reference to Hong Kong time; and

(xv)	if the day on which a Party must do something under this document is not a Business Day, the Party must do it on the next Business Day.

3	TERM

This Agreement is effective from the Execution Date and continues in force until terminated under clause 7 or by operation of law.

4	FEES

In consideration for the Service, the Client agrees to pay the Fees as set out in the Fee Schedule.

5	CUSTOOY SERVICE

5.1	The Client hereby appoints Matrix to act as the custodian of the Assets and to hold the Assets on trust for the Client in accordance with this Agreement. Matrix accepts such appointment and the obligations, duties, and responsibilities set out in this Agreement.

5.2	Matrix has the sole discretion to accept to hold any Asset on trust for the purpose of providing the Services. Matrix reserves the right at any time to refuse, for whatever reason, to continue to accept any Asset. Any asset that ceases to be an Asset will be returned in accordance with the processes and procedures described on the Custody System.

5.3	The Client understands and agrees that Matrix (i) acts solely as custodian of the Assets; (ii) does not exercise any investment or tax planning discretion regarding the Assets, and (iii) does not act as advisor, broker or agent when executing Instructions.

5.4	Matrix is only responsible for safekeeping only the Assets which are delivered into its possession and control by the Client.

5.5	For any transfer of Assets in respect of the Custody Account, Matrix shall hold the proceeds of such transfer until receipt of written disbursement Instructions.

5.6	To the extent permitted by applicable laws and regulations and Matrix's internal policies and procedures, Matrix shall transfer Assets in accordance with Instructions, provided that sufficient Assets are available to effect the Instructions and for paying any outstanding amounts owing to Matrix.

5.7	The Client hereby understands and agrees that if at any time there are insufficient Assets in a Custody Account, Matrix may, in its absolute discretion and without any obligation to do so decline to execute the Instructions, force-sell any Asset and transfer Assets without Instruction, in addition to any other rights it may have under applicable law.

5.8	The Client hereby understands and agrees that the Custody Account is not a deposit account, therefore the Assets shall not accrue interest.

5.9	Where it is necessary to convert any Asset from one type to another, the relevant Asset will (unless otherwise provided in this Agreement or required by applicable law) be converted at such rate and using such method and as at such date as may be specified by Matrix. Any rate, method and date so specified will be binding on the Client.

5.10	The Client authorizes Matrix to accept Instructions on the Client's behalf from each Authorized Person and the Client confirms that each Authorized Person has the power to give Instructions on the Client's behalf.

5.11	The Client agrees that Matrix may assume the authenticity of any Instruction given or purportedly given by the Client or any Authorized Person.

5.12	The Client must obtain the consent of each Authorized Person to Matrix's collection, holding and use of their personal information.

6	CUSTODY ACCOUNT

6.1	Before issuing any Instructions, the Client must hold a Custody Account. To do so, the Client must follow the procedures specified by us in writing. We reserve the right to refuse any application for a Custody Account, or the designation of any person to act as an Authorized Person, and we may not give any reasons for that refusal Subject to our discretion and operational requirements, a Client may only hold one Custody Account.

6.2	The Client can view the Assets in the Custody Account and relevant transfers using the Custody System.

6.3	Statements of Assets, along with a ledger of receipts and disbursements of Assets will be available for the Client to check via our Custody System.

6.4	Matrix may issue the Client with a user name and password, and/or other appropriate verification methods including hardware tokens (i.e. Ubikey) for logging in the Custody Account. The Client is responsible for keeping their log-in details or access method confidential.

6.5	The Client must comply with any specifications that Matrix makes available its Custody System in relation to the use of the Custody Account. This includes with respect to any authentication and other security procedures.

6.6	When opening a Custody Account with Matrix, you recognize and accept that:

(i)	The value of the Assets will be solely dependent upon the market price (if any) of such Assets.

(ii)	Before sending any Instruction to Matrix, you should take your own independent review on whether the Instruction is suitable for you in light of your own financial situation, investment experience, investment objectives, willingness and ability to bear risks, and whether you understand the nature and risks of the transaction. lf in doubt, you should seek advice from independent financial advisers. Matrix does not act as advisor and shall have no duty or responsibility to make recommendation of any transaction when executing the Instruction sent by you. You will perform your own due diligence before sending any Instruction to Matrix and taking sole responsibility for all decisions made for your Account.

(iii)	Matrix does not provide the valuation or appraisals of any Assets, nor does it hire or seek valuations or appraisals on any Assets, provided, however, it may, at its option and with no obligation or liability, to the extent available for any particular Asset, include recent price quotes or value estimates from various third-party sources, including alternative trading systems and digital asset exchanges, on your statement for any such Assets. Matrix does not verify the validity, accuracy or reliability of any such third-party valuation or valuation estimates or prices and you agree that Matrix shall in no way be held liable for any such valuation estimates or price/quotations, and that such valuation estimates or price quotations are neither verified, substantiated nor to be relied upon in any way, for any purpose, including, without limitation, tax reporting purposes.

6.7	Matrix may decline to accept any verbal Instructions in its sole discretion and require the Client or an Authorized Person to submit a written Instruction in place of a verbal Instruction. The Client bears complete and absolute responsibility for any Instructions it or an Authorized Person sends to Matrix and should immediately notify Matrix of any suspected compromise of any Instruction or the Client's or an Authorized Person's means of accessing and using the Service.

6.8	You hereby agree to authorize Matrix to debit the Custody Account for any Fees or charges that arise in respect of an Instruction, and in the case of charges, remit those to the relevant third-party service provider, if necessary.

6.9	Matrix is authorized, in its sole discretion, to comply with orders issued or entered by any court with respect to the Assets, without determination by Matrix of such court's jurisdiction in the matter. If any portion of the Assets held hereunder is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such assets shall be stayed or enjoined by any court order, then Matrix is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree without the need for appeal or other action. If Matrix complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

6.10	Matrix is authorized in its absolute discretion to appoint any service providers in connection with the provision of the Services provided that any such appointment shall not relieve Matrix of any of its responsibilities or liabilities hereunder.

7	SUSPENSION OR TERMINATION

7.1	Matrix may temporarily suspend or terminate the Client's access to or use of the Service at any time for: (i) Client's actual or suspected violation of this Agreement, applicable law and/or regulation; (ii) Client's use of the Service in a manner that may disrupt Matrix's normal operation and/or other clients' use of the Service; (iii) scheduled downtime and recurring downtime, or unplanned technical upgrading, Software maintenance, and outages that occur to Matrix or Matrix's service providers, and (v) any other event that Matrix considers requires suspension or termination of the Service.

7.2	This Agreement may be terminated by either Party by giving the other party at least 30 days' prior written notice. In such event, and subject to clause 5.6, the Assets shall be transferred to the Client or other third party designated by the Client in an Instruction; provided, however, that Matrix will not be required to make any transfer until full payment shall have been made to Matrix of all Fees, remuneration, Costs and expenses in connection with this Agreement.

8	REPRESENTATIONS, WARRANTIES, AND COVENANTS

8.1	Each Party respectively represents and warrants, on each day and on a continuing basis during the term of this Agreement that:

(i)	it is duly organized (as applicable) and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)	it has the requisite power to execute and deliver this Agreement, and any other documentation relating to this Agreement to which it is a party, and to perform its obligations under this Agreement;

(iii)	the performance of the obligations under this Agreement does not violate or conflict with any existing law, judgment, order, regulation, or contractual restriction applicable to or binding on it of the Assets (as applicable); and

(iv)	its obligations under this Agreement constitute its legal, valid, and binding obligations, enforceable in accordance with their respective terms.

8.2	In addition to the representations and warranties in clause 8.1, the Client hereby represents and warrants, on each day and on a continuing basis during the term of this Agreement and each time the Client initiates an Instruction, that:

(i)	the Client has the requisite power to deliver any Instructions hereunder;

(ii)	to the best of the Client's knowledge, all required governmental and other consents that are required to have been obtained by the Client with respect to this Agreement have been obtained and are in full force and effect and al! conditions of any such consents have been complied with;

(iii)	the Client will not use the Services provided by Matrix hereunder in any manner that is, or would result in, a violation of any applicable laws and regulations;

(iv)	the Client is aware of and familiar with, and has been fully informed of, the risks associated with giving Instructions, and is willing to accept such risks, and the Client shall (and shall cause each Authorized Person to) safeguard and treat with extreme care any credentials related to the Custody Account. The Client agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of particular needs and circumstances. The Client agrees and understands that an Instruction given in the name of the Client by a designated Authorized Person may conclusively be presumed by Matrix to have been given by an Authorized Person; and

(v)	the Client undertakes that it is not, and no transfer of Assets pursuant to any Instruction hereunder is, (i) the target of any Sanctions, or (ii) located, organized, or resident in a country or territory that is, or whose government is, the target of Sanctions.

9	MATRIX'S OBLIGATIONS

9.1	Matrix uses its best efforts and exercises reasonable care in connection with the custody of the Assets and provision of Services. The Client agrees that Matrix is not responsible for any failure or delay to act by Matrix's service providers, including Matrix's banks, data centers, or any other participant that is within the terms and conditions permitted by this Agreement or prescribed by law, or that is caused by the Client's negligence. Notwithstanding the foregoing, no provision of this Agreement shall require Matrix to expend or risk Matrix's own Fiat Currency, property, or otherwise incur any financial liability, in the performance of any of Matrix's duties hereunder.

9.2	Matrix will keep and maintain, or cause to be kept, accurate books and records with respect to any Custody Account and Assets in accordance with applicable law.

9.3	Matrix is authorized to supply any information regarding any Custody Accounts or Assets that is required by any law, regulation, or rule now or hereafter in effect, or which may be requested by law enforcement.

10	CLIENT'S OBLIGATIONS

10.1	The Client and any and all Authorized Persons of the Client are required to successfully complete Matrix's account opening process pursuant to Matrix's internal AMUKYC policies and procedures, which may be amended by Matrix from time to time.

10.2	The Client shall promptly inform Matrix if (l) it is or becomes the target of any Sanctions and trade embargoes, (ii) it is or becomes located, organized, or resident in a country or territory that is, or whose government is, the target of Sanctions, or (iii) it becomes aware that it or any Asset, or any transaction involving an Asset, is or becomes the target of any investigation (including the reasonable details thereof).

10.3	The Client must promptly, upon the request of Matrix, supply such information, documentation and authorisation in order for Matrix to carry out all necessary ''know your customer'', AMUCTF requirements and comply with applicable !aw.

10.4	The Client must promptly notify Matrix in writing of any change in any information, documentation or authorization provided to Matrix, and submit evidence or supporting document of such change.

11	INDEMNIFICATION

11.1	The Client agrees to indemnify, and reimburse and compensate Matrix and its subsidiaries, Affiliates, officers, agents, employees, partners, suppliers, and licensors for any and all liabilities, claim, judgments, losses, fines, penalties, expenses and any Costs, in connection with this Agreement, including (i) any transaction, the use of the Service and/or Instructions; (ii) Client's violation of this Agreement, applicable laws and regulations, or any third party rights, or (iii) any statement, act, omission, fraud, negligence, default, failure or misconduct by the Client (or its officers, employees, partners or suppliers) in the course of its conduct of duties and obligations under this Agreement. This indemnity shall be a continuing obligation of the Client and the Client's successors and assigns, notwithstanding the termination of this Agreement.

12	LIMITATIONS OF LIABILITY

12.1	In no event will either Party, its subsidiaries, Affiliates, officers, agents, employees, representatives, partners, suppliers, or licensors be liable for any indirect, incidental, special, punitive, or consequential damages, however caused, under any theory of liability, including, without limitation contract, tort, warranty, negligence or otherwise, even if any of the foregoing parties have been advised as to the possibility of such damages.

12.2	Without limiting clause 12.1, in no event will the aggregate liability of Matrix, its subsidiaries, Affiliates, officers, agents, employees, representatives, partners, suppliers, and licensors liability arising from or relating to these terms of the Service exceed: (i) the amount paid, if any, by the Client to Matrix for the Service in the 12 months before the Client's claim arose or (ii) the residual value in a reserve fund set up by Matrix, whichever is higher, provided that the liability arises out of any fraud or wilful misconduct by Matrix or its abovementioned related persons described in this clause 12.2.

12.3	Matrix's liability to any person in connection with the Services is limited to the extent to which liability can be satisfied out of the Assets held by Matrix in custody.

12.4	The limitation and restriction under clause 12.3 does not apply to the situation where the liability is caused by Matrix's fraud, negligence or wilful default, or by operation of law.

12.5	Matrix is not obliged to do or not do any thing in connection with this Agreement (including accept any Instruction or incur any liability) unless Matrix's liability is limited in a manner which is consistent with this clause 12.

12.6	If Matrix incurs a liability as a result of a proper exercise of its powers in respect of this Agreement, Matrix may exercise any of its rights of indemnity or reimbursement out of the Assets to satisfy that liability. To the extent permitted by applicable law, this clause applies despite any reduction in value of, or other loss in connection with, the Assets as a result of any unrelated act or omission by Matrix or by any person acting on its behalf.

12.7	Client agrees to bear sole responsibility for the prosecution or defense, including the engagement of legal counsel, of any and all legal actions or suits involving the Custody Account, which may arise or become necessary for the protection of the Assets in that Custody Account, including any actions lodged against Matrix. Client also agrees to bear sole responsibility for enforcing any judgments rendered in favour of the Custody Account, including Judgments rendered in the name of Matrix as custodian of the Custody Account.

12.8	Without limiting the foregoing, Matrix shall not be under any obligation to defend any legal action or engage in any legal proceedings with respect to the Account or with respect to any Asset held in the Account unless Matrix is indemnified to Matrix's satisfaction. Whenever Matrix deems it reasonably necessary, Matrix is authorized and empowered to retain counsel and appear in any action, suit or proceeding affecting the Custody Account or any of the Assets of the Account. All Costs so incurred shall be charged to the Custody Account.

12.9	The Services and information provided in connection with them are provided on an "as is" and "as available" basis. Matrix does not provide any express or implied warranties (including warranties of merchantability or fitness for a particular use) and expressly excludes any implied terms.

12.10	Section 3A of the Trustee Ordinance (Cap. 29 of the Laws of Hong Kong) shall not apply to the duties of Matrix in connection with the provision of the Services. Where there are any inconsistencies between the Trustee Ordinance and the provisions of this Agreement, the latter prevails to the extent permitted by applicable law.

13	RISK FACTORS

13.1	The Client understands and acknowledges that the non-exhaustive risk factors published on Matrix's Custody Systems apply to the Services. The Client must seek independent professional advice on the risks arising in respect of the Service.

14	MISCELLANEOUS

14.1	Forks. Matrix may choose to follow one or more chains resulting from a fork in an Digital Asset. Matrix will notify the Client at least 3 Business Days before the occurrence of the fork, unless to do so is impossible or reasonably impracticable.

14.2	Set-off. Matrix may at any time and without notice to the Client set off any amount Matrix awes the Client against any amount that the Client owes Matrix or, where more than one person constitutes the Client, that any one or more of those persons singly or jointly owes Matrix (in either case, whether or not the obligation is matured or contingent).

14.3	Licence. For the purpose of accessing and using the Service and only to the extent necessary to facilitate such access and use, Matrix grants to the Client a non-exclusive, non-transferable personal licence in relation to the Software. Matrix does not transfer title to nor grant any interest in the Software to the Client.

14.4	Governing Law. This Agreement is exclusively governed and construed by the laws of Hong Kong.

14.5	Dispute Resolution. The Parties must co-operate and act in good faith and without delay to seek to resolve any Dispute. lf the Dispute cannot resolved within 30 Business Days, the party claiming a Dispute has arisen may commence arbitration proceeding in accordance with clause 14.6.

14.6	Arbitration. Subject to clause 14.5, any Dispute must be referred to and finally resolved by arbitration administered by the HKIAC under the HKIAC Administered Arbitration Rules, as in force when the Notice of Arbitration is submitted in accordance with those Rules. The Parties agree that (I) the law of this arbitration clause is Hong Kong law; (ii) the arbitration proceedings will be conducted in English; (iii) the seat of arbitration will be Hong Kong; (iv) unless the Parties agree otherwise, the number of arbitrators will be 1 and that arbitrator must have relevant legal and technological expertise; and (v) if the Parties do not agree on the arbitrator to be appointed within 10 Business Days after the date the Respondent receives the Notice of Arbitration, the arbitrator is to be appointed by the HKIAC.

14.7	Successors and Assigns. the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments. The Client may not assign or transfer any of rights, duties, and obligations contained in this Agreement without prior written consent of Matrix.

14.8	Waivers. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any Party to require the performance of any term or obligation of this Agreement, or the waiver by any Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14.9	Severability. If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected.

14.10	Survival. All provisions of this Agreement that would reasonably be expected to survive the termination of this Agreement will do so.

14.11	Notices. Any notices, consents or other communications required or permitted to be sent or given hereunder by either of the Parties (except for Instructions) shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (iii) delivered by a recognized overnight courier service or (iv) sent via email, ta the Parties, at the addresses as set forth below or at such other addresses as may be furnished in writing.

If to Matrix, to:

Address: RM1703, 303 Hennessy Road,

Wanchai, Hong Kong

Attention: [***]

Email: [***]@matrixport.com

If to the Client, to:

Address:	662, block a, office building 8,
Haidian District college, Beijing

Attention·:	[***]

Email: [***]@bitdeer.com

Date of service of such notice shall be (i) the date such notice is personally delivered or sent by email, (ii) three Business Days after the date of mailing if sent by certified or registered mail, or (iii) one Business Day after date of delivery to the overnight courier if sent by overnight courier.

14.12	Amendments. This Agreement may only be amended with the prior written consent of both Parties, save that Matrix may by notice to the Client amend the Fee Schedule or any information made available on the Custody System at any time in its sole discretion.

14.13	Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email or other electronically delivered signatures of the Parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

The Parties have caused this Agreement to be executed as an agreement as of the dale first above written.

THE CLIENT:	MATRIX;

SIGNED by Wu Jihan as director for BITDEER TECHNOLOGIES LIMITED:	SIGNED by MENGXIA WU as authorized representative for MATRIX TRUST LIMITED:

/s/ Jihan Wu	/s/ Cynthia Wu

By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of BITDEER TECHNOLOGIES LIMITED	By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of MATRIX TRUST LIMITED

SIGNED by Wu Jihan as director for Straitdeer Pte. Ltd

/s/ Jihan Wu

By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of BITMAINTECH PTE. LTD.

APPENDIX I - CUSTODY FEE SCHEDULE

[***]

APPENDIX II - FIAT WITHDRAWAL

 [***]